EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 29, 2014, with respect to the consolidated financial statements in the Annual Report of Fairway Group Holdings Corp. and subsidiaries on Form 10-K for the year ended March 30, 2014.  We hereby consent to the incorporation by reference of said report in the Registration Statement of Fairway Group Holdings Corp. and subsidiaries on Form S-8 (File No. 333-193056).

/s/ GRANT THORNTON LLP

Melville, New York

May 29, 2014